Exhibit 10.4
EXECUTION VERSION

AMENDMENT NO. 3 TO FIVE YEAR CREDIT AGREEMENT
AMENDMENT NO. 3 (this “Amendment”), dated as of May 16, 2019, is entered into among CVS Health Corporation, a Delaware corporation (the “Borrower”), The Bank of New York Mellon, as Administrative Agent, and the Lenders party hereto (the “Consenting Lenders”). Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement (as defined below).
WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Five Year Credit Agreement, dated as of May 18, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 11.1 of the Credit Agreement, the parties hereto hereby agree as follows:
1.Amendments. The Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Acquisition Debt”: any Indebtedness incurred by the Borrower or any of its Subsidiaries for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Person(s) or assets to be acquired), which Indebtedness is redeemable or prepayable if such Material Acquisition is not consummated.
“Amendment No. 3 Effective Date”: May 16, 2019.
“Equity Interests”: shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“Existing 2019 Credit Agreement”: the Five Year Credit Agreement, dated as of May 16, 2019, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co‑syndication agents, GS and Wells Fargo, as co-documentation agents, and BofA, as administrative agent, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Indebtedness for Borrowed Money”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, and (d) Contingent Obligations in respect of any indebtedness described in items (a) ‑ (c) above; provided that, for purposes of this definition, Indebtedness for Borrowed Money shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.
“LIBOR Successor Rate”: as defined in Section 3.8(c).
“LIBOR Successor Rate Conforming Changes”: as defined in Section 3.8(c).
“Material Acquisition”: any acquisition of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of the deferred purchase price therefor (including obligations under any purchase price adjustment but excluding earn-out or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) equals or exceeds $500,000,000.
“Material Subsidiary”: a Subsidiary of the Borrower with respect to which (i) the Borrower’s and its other Subsidiaries’ investments in, and advances to, such Subsidiary exceed ten percent (10%) of the total assets of the Borrower and its Subsidiaries Consolidated as of the end of the most recently completed fiscal year, (ii) the Borrower’s and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10 percent (10%) of the total assets of the Borrower and its Subsidiaries Consolidated as of the end of the most recently completed fiscal year, or (iii) the Borrower’s and its other Subsidiaries' equity in the income from continuing operations before income taxes of such Subsidiary exclusive of amounts attributable to any non-controlling interests exceeds ten percent (10%) of such income of the Borrower and its Subsidiaries Consolidated for the most recently completed fiscal year.
“Scheduled Unavailability Date”: as defined in Section 3.8(c)(ii).
“SEC Reports”: the Borrower’s 2018 Annual Report on Form 10-K, the Borrower’s quarterly report on Form 10-Q for the quarterly period ending March 31, 2019, and any 8-K filings made by the Borrower subsequent to March 31, 2019 and prior to the Amendment No. 3 Effective Date.
(b)    Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions in their entirety to read as follows:

“Existing 2018 Credit Agreement”: the Five Year Credit Agreement, dated as of May 17, 2018, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co‑syndication agents, BofA, GS and Wells Fargo, as co-documentation agents, and BNY Mellon, as administrative agent, as amended by Amendment No. 1 to Five Year Credit Agreement, dated as of May 16, 2019, and as the same may be further amended, amended and restated, supplemented, replaced or otherwise modified from time to time.
“Existing 364-Day Credit Agreement”: the 364-Day Credit Agreement, dated as of May 16, 2019, by and among the Borrower, the lenders party thereto from time to time, Barclays and JPMC, as co-syndication agents, GS and Wells Fargo, as co-documentation agents, and BofA, as administrative agent, as the same may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time.
“GAAP”: subject to Section 1.2(b), generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Indebtedness”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) indebtedness with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding for purposes of Section 8.9 letters of credit obtained in the ordinary course of business by the Borrower or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer thereof in respect of such issuer’s payment of such drafts, (e) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, (f) all indebtedness described in (a) ‑ (e) above secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non‑consensual Liens arising in the ordinary course of business), and (g) Contingent Obligations in respect of any indebtedness described in items (a) ‑ (f) above; provided that, for purposes of this definition, Indebtedness shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.
“Threshold Amount”: $300,000,000.
(c)    Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions set forth therein: “Acquisition,” “Acquisition Indebtedness,” “Amendment No. 2 Effective Date,” “CVS Bridge Facility,” “CVS

Bridge Facility Commitment Letter,” “Existing 2015 Credit Agreement” and “Restricted Payment”.
(d)    Section 1.2 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof in its entirety as follows:
“(b)    Unless otherwise expressly provided herein, the word “fiscal” when used herein shall refer to the relevant fiscal period of the Borrower. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of, and any accounting term related thereto shall have the respective meaning given to it under, GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Any lease that is characterized as an operating lease in accordance with GAAP after the Borrower’s adoption of ASC 842 (regardless of the date on which such lease has been entered into) shall not be a capital or finance lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Borrower’s adoption of ASC 842.”
(e)    Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower agrees that the proceeds of the Loans and Letters of Credit shall be used solely for its general corporate purposes, but not inconsistent with this Section 2.5 or any other provision of this Agreement, including, without limitation, the provisions of Section 4.9, and not in contravention of any applicable law, rule or regulation.”
(f)    Section 3.8 of the Credit Agreement is hereby amended by adding a new Section 3.8(c) immediately following Section 3.8(b) thereof as follows:
“(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent and the Borrower determine that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period and such circumstances are unlikely to be temporary, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the applicable supervisor or administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBO Screen Rate shall no longer be made available, or used for determining the interest rate of loans in the U.S. syndicated loan market denominated in Dollars (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.8(c), are generally being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent and the Borrower, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Domestic Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects, it being understood that the Required Lenders need not specify identical objectionable provisions of the amendment in order to constitute effective notice). Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability

Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Advances shall be suspended, (to the extent of the affected Eurodollar Advances or Eurodollar Interest Periods), and (y) the One Month LIBOR Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, Conversion to or continuation of Eurodollar Advances (to the extent of the affected Eurodollar Advances or Eurodollar Interest Periods) or, failing that, will be deemed to have Converted such request into a request for a borrowing of ABR Advances (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definitions of Alternate Base Rate, Eurodollar Interest Period and One Month LIBOR Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).”
(g)    Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).”

(h)    Section 4.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action and are not in contravention of: (i) except as could not reasonably be expected to have a Material Adverse effect, any applicable law or (ii) the terms of its Certificate of Incorporation and By‑Laws. No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with, the execution, delivery and performance by the Borrower of the Loan Documents or is required as a condition to the enforceability of the Loan Documents against the Borrower. The Borrower is not an EEA Financial Institution.”
(i)    Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.”
(j)    Section 4.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“As of the Amendment No. 3 Effective Date, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Material Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Material Subsidiary or any of their respective Properties, or maintained by the Borrower or any Material Subsidiary, at law or in equity, before any Governmental Authority which have not been disclosed in the SEC Reports that could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Material Subsidiary (a) which call into question the validity or enforceability of any Loan Document, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.”

(k)    Section 4.5(a) of the Credit Agreement is hereby deleted in its entirety and replaced by “[Reserved].”
(l)    Section 4.5(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Borrower or affecting the Property of the Borrower (i) conflicts with any Loan Document, (ii) requires any consent which has not already been obtained with respect to any Loan Document, or (iii) would in any way prevent the execution, delivery or performance by the Borrower of the terms of any Loan Document, except in the case of provisions of any existing material mortgage, material indenture, material contract or material agreement, as could not reasonably be expected to have a Material Adverse effect. Neither the execution and delivery, nor the performance, by the Borrower of the terms of each Loan Document will constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement.”
(m)    Each of Section 4.6 and Section 4.7 of the Credit Agreement is hereby deleted in its entirety and replaced by “[Reserved].”
(n)    Section 4.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.”
(o)    Section 4.9 of the Credit Agreement is hereby amended by deleting the last sentence thereof.
(p)    Each of Section 4.11 and Section 4.12 of the Credit Agreement is hereby deleted in its entirety and replaced by “[Reserved].”
(q)    Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Except as may otherwise be permitted by Section 8.3 and Section 8.4, maintain, and cause each Material Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect, except that the corporate existence of Material Subsidiaries may be terminated if (i) such Material Subsidiaries operate closing or discontinued operations or (ii) if the Borrower determines in good faith that such termination is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.”
(r)    Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Pay and discharge when due, and cause each Material Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Material Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.”
(s)    Each of Section 7.3, Section 7.4 and Section 7.5 of the Credit Agreement is hereby deleted in its entirety and replaced by “[Reserved].”
(t)    Section 7.6(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Observe and comply in all material respects, and cause each Material Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Material Subsidiary, except (i) where a violation of which could not reasonably be expected to have a Material Adverse effect, or (ii) to the extent that such noncompliance is being contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary.”
(u)    Section 7.7 of the Credit Agreement is hereby amended by (i) deleting each of clause (f) and clause (h) thereof and replacing each of such clause with “[Reserved]”, and (ii) amending an restating each of clause (c) and clause (g) thereof in its entirety as follows:
“(c)    Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the Chief Financial Officer or the Senior Vice President and Treasurer of the Borrower certifying that no Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults, and setting forth computations in reasonable detail demonstrating compliance with Section 8.9.”

“(g)    Prompt written notice of the occurrence of (i) each Default and (ii) each Event of Default;”
(v)    Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Upon reasonable notice and during normal business hours after an Event of Default has occurred and is continuing, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each Material Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors’ reports relating thereto, to discuss the affairs of the Borrower and each Material Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Borrower and each Material Subsidiary with the Borrower’s auditors, except for information covered by an attorney-client or other legal privilege or to the extent the inspection would reasonably be expected to result in a violation or other breach of any third party confidentiality agreement.”
(w)    Section 7.9 of the Credit Agreement is hereby deleted in its entirety.
(x)    Section 8.1 of the Credit Agreement is hereby deleted in its entirety and replaced by “[Reserved].”
(y)    Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, or permit any of the Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Internal Revenue Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, or to qualify to do business, maintain insurance or obtain other benefits, in each such case arising in the ordinary course of business, (c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’ or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required under Section 7.2, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, (f) Liens on Property of the Subsidiaries under capital leases and Liens on Property (including on the capital stock or other equity interests) of the Subsidiaries acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with or within 12 months of such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), and any renewals thereof, provided that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof) and provided further that the Indebtedness secured by such Liens is not otherwise prohibited hereunder, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution or bond shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (j) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Borrower and its Subsidiaries, taken as a whole, (k) Liens in favor of the United States of America, or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute, and (l) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 15% of Net Tangible Assets.”
(z)    Section 8.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Make any Disposition (including by way of limited liability company division), or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Borrower and the Subsidiaries on a Consolidated basis; provided that (a) any Subsidiary may make Dispositions to the Borrower, and (b) so long as no Default or Event of Default exists prior to or after giving effect thereto, (i) the Borrower may dispose of all or substantially all of its assets to a wholly-owned domestic Subsidiary that assumes all of the obligations of the Borrower under this Agreement and (ii) any Subsidiary may dispose of all or substantially all of its assets to another Subsidiary, provided that if such Subsidiary is a wholly-owned Subsidiary, the transferee shall be a wholly-owned Subsidiary.”
(aa)    Each of Section 8.5 and Section 8.6 of the Credit Agreement is hereby deleted in its entirety and each replaced by “[Reserved].”
(bb)    Section 8.7 of the Credit Agreement is hereby amended by (i) adding the words “and the other Loan Documents” immediately after the words “other than this Agreement” in the first paragraph thereof, and (ii) amending an restating each of Clauses (c) and (d) thereof in its entirety as follows:
“(c)    Dividend Restrictions consisting of customary net worth, leverage and other financial covenants, customary covenants regarding the merger of or sale of stock or assets of a Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Borrower or any Subsidiary, in each case contained in, or required by, any agreement governing Indebtedness incurred by a Subsidiary in accordance with the terms of this Agreement; or
(d)    Dividend Restrictions contained in any other credit agreement so long as such Dividend Restrictions are no more restrictive than those contained in this Agreement (including Dividend Restrictions contained in the Existing 364-Day Credit Agreement, the Existing 2018 Credit Agreement, the Existing 2019 Credit Agreement and the Existing Term Loan Agreement.”
(cc)    Section 8.8 of the Credit Agreement is hereby deleted in its entirety and replaced by “[Reserved].”
(dd)    Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.60:1.00; provided that from the Amendment No. 3 Effective Date through and including the fiscal quarter ending September 30, 2019, the Borrower will not permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.65:1.00; provided further that (i) subsequent to the fiscal quarter ending March 31, 2020, upon the consummation of any Material Acquisition and the written election of the Borrower to the Administrative Agent no later than thirty days following the consummation of such Material Acquisition, the maximum permitted ratio of Consolidated Indebtedness to Total Capitalization shall be increased by 0.05:1.00 above the otherwise-applicable maximum permitted ratio of Consolidated Indebtedness to Total Capitalization with respect to the last day of the fiscal quarter during which such Material Acquisition shall have been consummated and the last day of each of the immediately following three consecutive fiscal quarters, and (ii) between the signing of the definitive agreement (or offer documentation, as applicable) for a Material Acquisition and the earlier of (x) the closing of such Material Acquisition and (y) thirty (30) days following the termination of such definitive agreement (or offer documentation, as applicable) for such Material Acquisition, any Acquisition Debt incurred to finance such Material Acquisition shall be excluded for purposes of calculation the ratio of Consolidated Indebtedness to Total Capitalization hereunder. The Borrower shall only be permitted to make an election pursuant to the last proviso of the preceding sentence twice during the term of this Agreement, and there shall be at least two consecutive fiscal quarters between such elections during which time no increase to the maximum permitted ratio of Consolidated Indebtedness to Total Capitalization shall be in effect.”
(ee)    Section 9.1 of the Credit Agreement is hereby amended by amending and restating each of clause (g), clause (h), clause (i), clause (j), clause (k) and clause (m) thereof in its entirety as follows:
“(g)    (i) Obligations in an aggregate Consolidated amount in excess of the Threshold Amount of the Borrower (other than its obligations hereunder and under the Notes) and the Material Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness for Borrowed Money or any net liability under interest rate swap, collar, exchange or cap agreements, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness for Borrowed Money evidenced thereby due and payable prior to its stated maturity; or”
“(h)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or”
“(i)    The Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 9.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or”
“(j)    The Borrower or any Material Subsidiary shall (i) generally not be paying its debts as such debts become due or (ii) admit in writing its inability to pay its debts as they become due; or”
“(k)    Judgments or decrees in an aggregate Consolidated amount in excess of the Threshold Amount (to the extent not covered by independent third-party insurance or captive insurance as to which the insurer does not dispute coverage) against the Borrower and the Material Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment; or”
“(m)    Solely to the extent as would have a Material Adverse effect: (i) any Termination Event shall occur (x) with respect to any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Borrower, any Material Subsidiary or any ERISA Affiliate; (ii) the failure to satisfy the minimum funding standards under Section 302 of ERISA or Section 412 of the Internal Revenue Code shall exist with respect to any Pension Plan for which the Borrower has responsibility (other than that portion of a Multiemployer Plan’s Accumulated Funding Deficiency to the extent such Accumulated Funding Deficiency is attributable to employers other than Borrower); (iii) any Person shall engage in a Prohibited Transaction involving any Employee Benefit Plan in respect of which it is reasonably likely that liability will be imposed upon the Borrower; (iv) the Borrower shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA; (v) the imposition on the Borrower of any tax under Section 4980(B)(a) of the Internal Revenue Code; or (vi) the assessment of a civil penalty on the Borrower with respect to any Employee Benefit Plan under Section 502(c) of ERISA. In determining the Consolidated amount for any purpose pursuant to this Section 9.1(m), the liabilities, funding amounts, taxes and penalties referenced in the foregoing clauses of this Section 9.1(m) shall include those of the Material Subsidiaries and ERISA Affiliates of the Borrower to the extent the Borrower is obligated to pay any such liabilities, funding amounts, taxes and penalties.”
(ff)    Section 11.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
If to the Borrower:
CVS Health Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:    Carol A. DeNale
        Senior Vice President and Treasurer –Treasury Department
Facsimile:    (401) 770‑5768
Telephone:    (401) 770‑4407
Email:        carol.denale@cvshealth.com
with a copy, in the case of a notice of Default or Event of Default, to:
CVS Health Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:    Tom Moffatt
Vice President, Assistant Secretary and Assistant General Counsel –             Corporate Services
Facsimile:    (401) 216‑3758
Telephone:    (401) 770‑5409
Email:        thomas.moffatt@cvshealth.com
with a copy (in the case of a notice of Default or Event of Default and which shall not constitute notice under this Agreement or any other Loan Document for any purpose) to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention:    Gus M. Atiyah
Facsimile:    (646) 848-5227
Telephone:    (212) 848-5227
Email:        gus.atiyah@shearman.com
If to the Administrative Agent, the Swing Line Lender and the Issuer:

in the case of each Borrowing Request, each notice of prepayment under Section 2.7, each Letter of Credit Request, each Competitive Bid Request, each Competitive Bid, and each Competitive Bid Accept/Reject Letter:
The Bank of New York Mellon
Administrator/ Issuer Services
Client Services Delivery Loan Processing COE
Loan Administration
6023 Airport Road
Oriskany, New York 13424
Attention: Crystal Keyser
Facsimile: (315) 765-4533
Telephone: (315) 801-2437
Email: afasyndications@bnymellon.com
and in all other cases:
The Bank of New York Mellon
3300 PGA Blvd
Palm Beach Gardens, FL 33410
Attention: Johna Fidanza
Telephone: (561) 868-7434
Email: johna.fidanza@bnymellon.com
and
The Bank of New York Mellon
500 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:    Clifford Mull
Facsimile:    (412) 234-8087
Telephone:    (412) 234-1346
Email:         clifford.mull@bnymellon.com
If to any Lender or any other Issuer: to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.”
2.    Condition Precedent. This Amendment shall become effective on and as of the date hereof (the “Amendment No. 3 Effective Date”) upon the receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Consenting Lenders constituting Required Lenders. Upon satisfaction of the condition precedent set forth in this Section 2, the Administrative Agent shall provide the Borrower and the Lenders with written confirmation that this Amendment has become effective.
3.    Representations and Warranties.
(a)    The Borrower hereby represents and warrants as follows:

(i)    The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.
(ii)    This Amendment has been duly executed and delivered by the Borrower and constitutes the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.
(iii)    No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with, the execution, delivery, and performance by the Borrower of this Amendment or is required as a condition to the enforceability of this Amendment against the Borrower.
(b)    The Borrower represents and warrants to the Lenders that (i) the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement (as amended by this Amendment) are true and correct in all material respects on the date hereof (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse” or similar language is true and correct (after giving effect to any qualification therein) in all respects on the date hereof), except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects or, if qualified as to “materiality”, “Material Adverse” or similar language, in all respects, on such earlier date and (ii) no Default exists on the date hereof.
4.    Miscellaneous.
(a)    Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect.
(b)    On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.
(c)    This Amendment may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Amendment signed by all of the parties hereto shall be lodged with each of the Borrower and the Administrative

Agent. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic means (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
(d)    This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[signature pages follow]

The parties have caused this Amendment to be duly executed as of the date first written above.
CVS HEALTH CORPORATION
By:    /s/ CAROL A. DENALE
Name:    Carol A. DeNale
Title:    Senior Vice President and Treasurer

[Amendment No. 3 to the 2017 Five Year Credit Agreement]

THE BANK OF NEW YORK MELLON,
as Administrative Agent and a Lender
By:    /s/ CLIFFORD A. MULL
Name:    Clifford A. Mull
Title:    Director

[Amendment No. 3 to the 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
BANK OF AMERICA, N.A.
By:    /s/ DARREN MERTEN
Name:    Darren Merten
Title:    Vice President

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
Wells Fargo Bank, National Association
By:    /s/ JORDAN HARRIS
Name:    Jordan Harris
Title:    Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
BARCLAYS BANK PLC
By:    /s/ RITAM BHALLA
Name:    Ritam Bhalla
Title:    Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
JPMORGAN CHASE BANK, N.A.
By:    /s/ VANESSA CHIU
Name:    Vanessa Chiu
Title:    Executive Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
Goldman Sachs Bank USA
By:    /s/ ANNIE CARR
Name:    Annie Car
Title:    Authorized Signatory

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
MIZUHO BANK, LTD.
By:    /s/ TRACY RAHN
Name:    Tracy Rahn
Title:    Authorized Signatory

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
SunTrust Bank, as a Lender
By:    /s/ STEVE CURRAN
Name:    Steve Curran
Title:    Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
U.S. BANK NATIONAL ASSOCIATION
By:    /s/ JOYCE P. DORSETT
Name:    Joyce P. Dorsett
Title:    Senior Vice President

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
MUFG BANK, LTD.
By:    /s/ JACK LONKER
Name:    Jack Lonker
Title:    Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
ROYAL BANK OF CANADA
By:    /s/ GORDON MACARTHUR
Name:    Gordon MacArthur
Title:    Authorized Signatory

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
KeyBank National Association
By:    /s/ MARIANNE T. MEIL
Name:    Marianne T. Meil
Title:    Senior Vice President

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
FIFTH THIRD BANK
By:    /s/ TODD S. ROBINSON
Name:    Todd S. Robinson
Title:    VP

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
Sumitomo Mitsui Banking Corporation
By:    /s/ MICHAEL MAGUIRE
Name:    Michael Maguire
Title:    Executive Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
PNC BANK, NATIONAL ASSOCIATION, as a
Lender

By:    /s/ WILLIAM P. HEROLD
Name:    William P. Herold
Title:    Vice President

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
SANTANDER BANK, N.A.
By:    /s/ XAVIER RUIZ SENA
Name:    Xavier Ruiz Sena
Title:    Managing Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
Industrial and Commercial Bank of China Limited,
New York Branch
By:    /s/ HSIWEI CHEN
Name:    Hsiwei Chen
Title:    Director
By:    /s/ PINYEN SHIH
Name:    Pinyen Shih
Title:    Executive Director

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
TD BANK, N.A.
By:    /s/ UK-SUN KIM
Name:    Uk-Sun Kim
Title:    Senior Vice President

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
Bank of China, New York Branch
By:    /s/ RAYMOND QIAO
Name:    Raymond Qiao
Title:    Executive Vice President

[Amendment No. 3 to 2017 Five Year Credit Agreement]

The undersigned Lender hereby consents to Amendment No. 3 to the Credit Agreement.
BANK OF HAWAII
By:    /s/ RYAN KITAMURA
Name:    Ryan Kitamura
Title:    Vice President

[Amendment No. 3 to 2017 Five Year Credit Agreement]